Exhibit 10.4
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                                    ADDENDUM
                       TO THE EMPLOYMENT AGREEMENT BY AND
              BETWEEN PAUL E. LICATA AND CCC GLOBALCOM CORPORATION



This addendum to that one and certain Employment Agreement dated February 16, 2001 between the Parties is executed and incorporated as an integral part of such Agreement.

WHEREAS, the Board of Directors of the Company (the "Board") has made Paul E. Licata ("Employee") an offer of employment to serve as Chief Executive Officer of the Company.

WHEREAS, Employee has accepted the Board's offer of employment as Chief Executive Officer, effective August 16, 2002.

NOW THEREFORE, in return for Employee accepting the position of Chief Executive Officer, the Company and Employee agree to the following:

(1) Employee will be issued an additional 500,000 shares of the Company's Common Stock, in addition to the 500,000 shares agreed to in Section 4.1 (a) of the Employment Agreement.

(2) The Company shall pay to Employee an annual base salary of $220,000.00 or such higher rate as may from time to time be determined in the sole discretion of the Board, provided that the Compensation Committee of the Board and the Board shall review Employee's base salary on an annual basis. Employee's base salary shall be paid in substantially equal semi-monthly installments.

(3) All other terms of Employee's Employment Agreement to remain the same.




AGREED AND ACCEPTED

EMPLOYEE                                    CCC GLOBALCOM CORPORATION

/s/Paul E. Licata                            /s/Z. A. Hakim
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Paul E. Licata                                       Z. A. Hakim

Date :_____________________                 Date :_________________________